Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SigmaTron International, Inc.

Elk Grove, Illinois

We hereby consent to the incorporation by reference in the Registration Statement on Form S8 (No. 333-178478) of SigmaTron International, Inc. of our report dated August 13, 2012, relating to the Spitfire Control, Inc. consolidated financial statements which appear in this Current Report on Form 8-K/A filed on August 13, 2012.

/s/ BDO USA, LLP

Chicago, Illinois

August 13, 2012